Exhibit 7.3

Form of Indenture

ENBRIDGE FINANCE COMPANY INC.,
as Issuer
AND
ENBRIDGE INC.,
as Guarantor
TO
COMPUTERSHARE TRUST COMPANY OF CANADA
Trustee

Indenture
Dated as of          , 2008

ii

iii

Certain Sections of this Indenture relating to Sections 310 through 318, inclusive, of the Trust Indenture Act of 1939:

Trust Indenture Act Section	Indenture Section

§ 310(a)(1)	609
(a)(2)	609
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(b)	608
610
§ 311(a)	613
(b)	613
§ 312(a)	701
702
(b)	702
(c)	702
§ 313(a)	703
(b)	703
(c)	703
(d)	703
§ 314(a)	704
(a)(4)	101
1004
(b)	Not Applicable
(c)(1)	102
(c)(2)	102
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	102
§ 315(a)	601
(b)	602
(c)	601
(d)	601
(e)	514
§ 316(a)	101
(a)(1)(A)	502
512
(a)(1)(B)	513
(a)(2)	Not Applicable
(b)	508
(c)	104
§ 317(a)(1)	503
(a)(2)	504
(b)	1003
§ 318(a)	107

Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

INDENTURE, dated as of          , 2008, between ENBRIDGE FINANCE COMPANY INC., a corporation duly incorporated under the Canada Business Corporations Act, as Issuer (herein called the “Company”), having its principal office at 3000, 425 — 1st Street S.W., Calgary, Alberta, T2P 3L8, ENBRIDGE INC., a corporation duly incorporated under the Companies Act of the Northwest Territories and continued and existing under the Canada Business Corporations Act, as Guarantor (herein called the “Guarantor”), having its principal office at 3000, 425 — 1st Street S.W., Calgary, Alberta T2P 3L8, and COMPUTERSHARE TRUST COMPANY OF CANADA, a company duly incorporated under the laws of Canada, as Trustee (herein called the “Trustee”).

Recitals of the Company

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness (herein called the “Securities”), to be issued in one or more series as provided in this Indenture.

All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

Recitals of the Guarantor

The Guarantor desires to make the Guarantees provided for herein.

All things necessary to make this Indenture a valid agreement of the Guarantor, in accordance with its terms, have been done.

Now, Therefore, This Indenture Witnesseth:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities or of each series thereof, as follows:

ARTICLE ONE

Definitions and Other Provisions of General Application

Section 101  Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with Generally Accepted Accounting Principles;

(4) unless the context otherwise requires, any reference to an “Article” or a “Section” refers to an Article or a Section, as the case may be, of this Indenture;

(5) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

(6) all references to dollars, Dollars and $ shall mean U.S. dollars unless otherwise indicated.

“Act”, when used with respect to any Holder, has the meaning specified in Section 104.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control”

when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 614 to act on behalf of the Trustee to authenticate Securities of one or more series.

“Board of Directors”, when used with reference to the Company or the Guarantor, means either the board of directors, or any duly authorized committee of such board, of the Company or the Guarantor, as the case may be.

“Board Resolution”, when used with reference to the Company or the Guarantor, means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company or the Guarantor, as the case may be, to have been duly adopted by its Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the City of New York or Toronto, Calgary and in the applicable Place of Payment, if other than the City of New York or Toronto, are authorized or obligated by law or executive order to close.

“CBCA” means the Canada Business Corporations Act, R.S.C. 1985, c. C-44, as amended from time to time.

“Commission” means the Securities and Exchange Commission, from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Request” or “Company Order” means a written request or order delivered to the Trustee and signed in the name of the Company or the Guarantor, in either case by any two of its respective officers having the title of President & Chief Executive Officer, Vice President (including any Executive, Group or other Vice President) or Corporate Secretary.

“Consolidated Net Tangible Assets” means all consolidated assets of the Guarantor as shown on the most recent audited consolidated balance sheet of the Guarantor, less the aggregate of the following amounts reflected upon such balance sheet:

(a) all goodwill, deferred assets, trademarks, copyrights and other similar intangible assets;

(b) to the extent not already deducted in computing such assets and without duplication, depreciation, depletion, amortization, reserves and any other account which reflects a decrease in the value of an asset or a periodic allocation of the cost of an asset; provided that no deduction shall be made under this paragraph (b) to the extent that such amount reflects a decrease in value or periodic allocation of the cost of any asset referred to in paragraph (a) above;

(c) minority interests;

(d) non-cash current assets; and

(e) Non-Recourse Assets to the extent of the outstanding Non-Recourse Debt financing of such assets.

“Consolidated Shareholders’ Equity” means the aggregate amount of shareholders’ equity (including, without limitation, common share capital, contributed surplus and retained earnings but excluding preferred share capital) of the Guarantor as shown on the most recent audited consolidated balance sheet of the Guarantor adjusted by the amount by which share capital and contributed surplus has been increased or decreased (as the case may be) from the date of such balance sheet to the relevant date of determination, the whole in accordance with Generally Accepted Accounting Principles.

“Corporate Trust Office” means the principal office of the Trustee in Calgary, Alberta at which at any particular time its corporate trust business shall be administered, which, as of the date hereof, is Suite 600, 530 8th Ave. S.W. Calgary, Alberta T2P 3S8, Attention: Manager, Corporate Trust.

“corporation” means a corporation, association, company, limited liability company, joint-stock company or business trust.

“Covenant Defeasance” has the meaning specified in Section 1303.

“Defaulted Interest” has the meaning specified in Section 307.

“Defeasance” has the meaning specified in Section 1302.

“Depositary” means, with respect to Securities of any series issuable in whole or in part in the form of one or more Global Securities, a clearing agency registered under the Exchange Act that is designated to act as Depositary for such Securities as contemplated by Section 301.

“Event of Default” has the meaning specified in Section 501.

“Exchange Act” means the Securities Exchange Act of 1934 and any statute successor thereto, in each case as amended from time to time.

“Expiration Date” has the meaning specified in Section 104.

“Financial Instrument Obligations” means obligations arising under:

(a) any interest swap agreement, forward rate agreement, floor, cap or collar agreement, futures or options, insurance or other similar agreement or arrangement, or any combination thereof, entered into or guaranteed by the Guarantor where the subject matter of the same is interest rates or the price, value, or amount payable thereunder is dependent or based upon the interest rates or fluctuations in interest rates in effect from time to time (but, for certainty, shall exclude conventional floating rate debt);

(b) any currency swap agreement, cross-currency agreement, forward agreement, floor, cap or collar agreement, futures or options, insurance or other similar agreement or arrangement, or any combination thereof, entered into or guaranteed by the Guarantor where the subject matter of the same is currency exchange rates or the price, value or amount payable thereunder is dependent or based upon currency exchange rates or fluctuations in currency exchange rates in effect from time to time; and

(c) any agreement for the making or taking of Petroleum Substances or electricity, any commodity swap agreement, floor, cap or collar agreement or commodity future or option or other similar agreements or arrangements, or any combination thereof, entered into or guaranteed by the Guarantor where the subject matter of the same is Petroleum Substances or electricity or the price, value or amount payable thereunder is dependent or based upon the price of Petroleum Substances or electricity or fluctuations in the price of Petroleum Substances or electricity, each as the case may be;

to the extent of the net amount due or accruing due by the Guarantor thereunder (determined by marking-to-market the same in accordance with their terms).

“Generally Accepted Accounting Principles” means generally accepted accounting principles which are in effect from time to time in Canada, including, if applicable, International Financial Reporting Standards.

“Global Security” means a Security that evidences all or part of the Securities of any series and bears the legend set forth in Section 204 (or such legend as may be specified as contemplated by Section 301 for such Securities).

“Guarantee” means any guarantee of the Guarantor endorsed on a Security authenticated and delivered pursuant to this Indenture and shall include the guarantee set forth in Section 1401.

“Guarantor” means the Person named as the “Guarantor” in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Guarantor” shall mean such successor Person.

“Holder” means a Person in whose name a Security is registered in the Security Register.

“Indebtedness” means all items of indebtedness in respect of amounts borrowed and all Purchase Money Obligations which, in accordance with Generally Accepted Accounting Principles, would be recorded in the financial statements as at the date as of which such Indebtedness is to be determined, and in any event including, without duplication:

(a) obligations secured by any Security Interest existing on property owned subject to such Security Interest, whether or not the obligations secured thereby shall have been assumed; and

(b) guarantees, indemnities, endorsements (other than endorsements for collection in the ordinary course of business) or other contingent liabilities in respect of obligations of another person for indebtedness of that other person in respect of any amounts borrowed by them.

“Indenture” means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively. The term “Indenture” shall also include the terms of particular series of Securities established as contemplated by Section 301.

“interest”, when used with respect to an Original Issue Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity.

“Interest Payment Date”, when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

“Investment Company Act” means the Investment Company Act of 1940 and any statute successor thereto, in each case as amended from time to time.

“Maturity”, when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Non-Recourse Assets” means the assets created, developed, constructed or acquired with or in respect of which Non-Recourse Debt has been incurred and any and all receivables, inventory, equipment, chattel paper, intangibles and other rights or collateral arising from or connected with the assets created, developed, constructed or acquired and to which recourse of the lender of such Non-Recourse Debt (or any agent, trustee, receiver or other person acting on behalf of such lender) in respect of such indebtedness is limited in all circumstances (other than in respect of false or misleading representations or warranties).

“Non-Recourse Debt” means any Indebtedness incurred to finance the creation, development, construction or acquisition of assets and any increases in or extensions, renewals or refundings of any such Indebtedness, provided that the recourse of the lender thereof or any agent, trustee, receiver or other person acting on behalf of the lender in respect of such Indebtedness or any judgment in respect thereof is limited in all circumstances (other than in respect of false or misleading representations or warranties) to the assets created, developed, constructed or acquired in respect of which such Indebtedness has been incurred and to any receivables, inventory, equipment, chattel paper, intangibles and other rights or collateral connected with the assets created, developed, constructed or acquired and to which the lender has recourse.

“Notice of Default” means a written notice of the kind specified in Section 501(4) or 501(5).

“Officers’ Certificate” means a certificate delivered to the Trustee and signed by any two of the officers of the Company or the Guarantor, in either case having the title of President & Chief Executive Officer, Vice President (including any Executive, Group or other Vice President) or Corporate Secretary. One of the officers signing an Officers’ Certificate given pursuant to Section 1004 shall be the principal executive, financial or accounting officer of the Company or the Guarantor, as the case may be.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for the Company or the Guarantor, and who shall be reasonably acceptable to the Trustee.

“Original Issue Discount Security” means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502.

“Outstanding”, when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(1) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(2) Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company or the Guarantor) in trust or set aside and segregated in trust by the Company or the Guarantor (if the Company or the Guarantor shall act as Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(3) Securities as to which Defeasance has been effected pursuant to Section 1302;

(4) Securities which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company; and

(5) Securities into which any property deliverable upon conversion thereof has been delivered (or such delivery has been duly provided for), or as to which any other particular conditions have been satisfied, in each case as may be provided for Securities subject to conversion as contemplated by Section 301(20);

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder as of any date, (A) the principal amount of an Original Issue Discount Security which shall be deemed to be Outstanding shall be the amount of the principal thereof which would be due and payable as of such date upon acceleration of the Maturity thereof to such date pursuant to Section 502, (B) if, as of such date, the principal amount payable at the Stated Maturity of a Security is not determinable, the principal amount of such Security which shall be deemed to be Outstanding shall be the amount as specified or determined as contemplated by Section 301, (C) the principal amount of a Security denominated in one or more foreign currencies or currency units which shall be deemed to be Outstanding shall be the U.S. dollar equivalent, determined as of such date in the manner provided as contemplated by Section 301, of the principal amount of such Security (or, in the case of a Security described in Clause (A) or (B) above, of the amount determined as provided in such Clause), and (D) Securities owned by the Company, the Guarantor or any other obligor upon the Securities or any Affiliate of the Company or the Guarantor or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company, the Guarantor or any other obligor upon the Securities or any Affiliate of the Company, the Guarantor or of such other obligor.

“Paying Agent” means any Person authorized by the Company to pay the principal of or any premium or interest on any Securities on behalf of the Company.

“Permitted Encumbrance” means any of the following:

(a) any Security Interest existing as of the date of the first issuance by the Company of Securities hereunder, or arising thereafter pursuant to contractual commitments entered into prior to such issuance;

(b) any Security Interest created, incurred or assumed to secure any Purchase Money Obligation;

(c) any Security Interest created, incurred or assumed to secure any Non-Recourse Debt;

(d) any Security Interest in favor of any Subsidiary of the Guarantor;

(e) any Security Interest on property of a corporation which Security Interest exists at the time such corporation is merged into, or amalgamated or consolidated with, the Guarantor or such property is otherwise acquired by the Guarantor;

(f) any Security Interest securing any Indebtedness to any bank or banks or other lending institution or institutions incurred in the ordinary course of business and for the purpose of carrying on the same, repayable on demand or maturing within 18 months of the date when such Indebtedness is incurred or the date of any renewal or extension thereof;

(g) any Security Interest on or against cash or marketable debt securities pledged to secure Financial Instrument Obligations;

(h) any Security Interest in respect of:

(i) liens for taxes and assessments not at the time overdue or any liens securing workmen’s compensation assessments, unemployment insurance or other social security obligations; provided, however, that if any such liens, duties or assessments are then overdue the Guarantor shall be prosecuting an appeal or proceedings for review with respect to which it shall have secured a stay in the enforcement of any such obligations,

(ii) any liens for specified taxes and assessments which are overdue but the validity of which is being contested at the time by the Guarantor in good faith,

(iii) any liens or rights of distress reserved in or exercisable under any lease for rent and for compliance with the terms of such lease,

(iv) any obligations or duties, affecting the property of the Guarantor to any municipality or governmental, statutory or public authority, with respect to any franchise, grant, license or permit and any defects in title to structures or other facilities arising solely from the fact that such structures or facilities are constructed or installed on lands held by the Guarantor under government permits, leases or other grants, which obligations, duties and defects in the aggregate do not materially impair the use of such property, structures or facilities for the purpose for which they are held by the Guarantor,

(v) any deposits or liens in connection with contracts, bids, tenders or expropriation proceedings, surety or appeal bonds, costs of litigation when required by law, public and statutory obligations, liens or claims incidental to current construction, builders’, mechanics’, laborers’, materialmen’s, warehousemen’s, carriers’ and other similar liens,

(vi) the right reserved to or vested in any municipality or governmental or other public authority by any statutory provision or by the terms of any lease, license, franchise, grant or permit, that affects any land, to terminate any such lease, license, franchise, grant or permit or to require annual or other periodic payments as a condition to the continuance thereof,

(vii) any undetermined or inchoate liens and charges incidental to the current operations of the Guarantor that have not at the time been filed against the Guarantor; provided, however, that if any such lien or charge shall have been filed, the Guarantor shall be prosecuting an appeal or proceedings for review with respect to which it shall have secured a stay in the enforcement of such lien or charge,

(viii) any Security Interest the validity of which is being contested at the time by the Guarantor in good faith or payment of which has been provided for by deposit with the Trustee of an amount in cash sufficient to pay the same in full,

(ix) any easements, rights-of-way and servitudes (including, without in any way limiting the generality of the foregoing, easements, rights-of-way and servitudes for railways, sewers, dykes, drains, gas and water mains or electric light and power or telephone and telegraph conduits, poles, wires and cables) that in the opinion of the Guarantor will not in the aggregate materially and adversely impair the use or value of the land concerned for the purpose for which it is held by the Guarantor;

(x) any security to a public utility or any municipality or governmental or other public authority when required by such utility or other authority in connection with the operations of the Guarantor,

(xi) any liens and privileges arising out of judgments or awards with respect to which the Guarantor shall be prosecuting an appeal or proceedings for review and with respect to which it shall have secured a stay of execution pending such appeal or proceedings for review, and

(xii) any other liens of a nature similar to the foregoing which do not in the opinion of the Guarantor materially impair the use of the property subject thereto or the operation of the business of the Guarantor or the value of such property for the purpose of such business;

(i) any extension, renewal, alteration or replacement (or successive extensions, renewals, alterations or replacements) in whole or in part, of any Security Interest referred to in the foregoing clauses (a) through (h) inclusive, provided the extension, renewal, alteration or replacement of such Security Interest is limited to all or any part of the same property that secured the Security Interest extended, renewed, altered or replaced (plus improvements on such property) and the principal amount of the Indebtedness secured thereby is not increased; and

(j) any other Security Interest if the amount of Indebtedness secured pursuant to this clause (j) does not exceed 5% of Consolidated Net Tangible Assets.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Petroleum Substances” means crude oil, crude bitumen, synthetic crude oil, petroleum, natural gas, natural gas liquids, related hydrocarbons and any and all other substances, whether liquid, solid or gaseous, whether hydrocarbons or not, produced or producible in association with any of the foregoing, including hydrogen sulphide and sulphur.

“Place of Payment”, when used with respect to the Securities of any series, means the place or places where the principal of and any premium and interest on the Securities of that series are payable as specified as contemplated by Section 301.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 304, Section 305 and Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall evidence the same debt as the replaced, exchanged, mutilated, destroyed, lost or stolen Security.

“Purchase Money Obligation” means any monetary obligation created or assumed as part of the purchase price of real or tangible personal property, whether or not secured, any extensions, renewals, or refundings of any such obligation, provided that the principal amount of such obligation outstanding on the date of such extension, renewal or refunding is not increased and further provided that any security given in respect of such obligation shall not extend to any property other than the property acquired in connection with which such obligation was created or assumed and fixed improvements, if any, erected or constructed thereon.

“Redemption Date”, when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price”, when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Regular Record Date” for the interest payable on any Interest Payment Date on the Securities of any series means the date specified for that purpose as contemplated by Section 301.

“Responsible Officer”, when used with respect to the Trustee, means the chairman or any vice chairman of the board of directors, the chairman or any vice chairman of the executive committee of the board of directors, the chairman of the trust committee, any managing director, any director, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Securities” has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.

“Securities Act” means the Securities Act of 1933 and any statute successor thereto, in each case as amended from time to time.

“Security Interest” means any security by way of assignment, mortgage, charge, pledge, lien, encumbrance, title retention agreement or other security interest whatsoever, howsoever created or arising, whether absolute or contingent, fixed or floating, perfected or not.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 305.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 307.

“Stated Maturity”, when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

“Subsidiary” means any corporation of which shares carrying more than 50% of the voting rights attaching to all outstanding shares carrying voting rights at all times (provided that ownership of such shares confers the right to elect at least a majority of the directors of such corporation) are beneficially owned, directly or indirectly, by the Guarantor or by the Guarantor and any other Subsidiary or by any other Subsidiary.

“Trust Indenture Act” means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series.

“U.S. Government Obligation” has the meaning specified in Section 1304.

“Vice President”, when used with respect to the Company, the Guarantor or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president”.

Section 102  Compliance Certificates and Opinions.

Upon any application or request by the Company or the Guarantor to the Trustee to take any action under any provision of this Indenture, the Company or the Guarantor, as the case may be, shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act with respect to an indenture qualified thereunder. Each such certificate or opinion shall be given in the form of an Officers’ Certificate or an Opinion of Counsel, and shall comply with the requirements of the Trust Indenture Act applicable to an indenture qualified thereunder and any other requirements set forth in this Indenture.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (except for certificates provided for in Section 1004) shall include,

(1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 103  Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company or the Guarantor may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company or the Guarantor, as the case may be, stating that the information with respect to such factual matters is in the possession of the Company or the Guarantor, as the case may be, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 104  Acts of Holders; Record Dates.

Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company and the Guarantor. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee, the Company and the Guarantor, if made in the manner provided in this Section.

The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

The ownership of Securities shall be proved by the Security Register.

Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Company or the Guarantor in reliance thereon, whether or not notation of such action is made upon such Security.

The Company may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Securities of such series, provided that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities of the relevant series on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities of such series on such record date. Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Securities of the relevant series in the manner set forth in Section 106.

The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to join in the giving or making of (i) any Notice of Default, (ii) any declaration of acceleration referred to in Section 502, (iii) any request to institute proceedings referred to in Section 507(2) or (iv) any direction referred to in Section 512, in each case with respect to Securities of such series. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities of such series on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities of such series on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company’s expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company and the Guarantor in writing and to each Holder of Securities of the relevant series in the manner set forth in Section 106.

With respect to any record date set pursuant to this Section, the party hereto which sets such record dates may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Securities of the relevant series in the manner set forth in Section 106, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the party hereto which set such record date shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph.

Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

Section 105  Notices, Etc., to Trustee, Company and Guarantor.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1) the Trustee by any Holder or by the Company or by the Guarantor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, or

(2) the Company or the Guarantor by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, in the case of the Company, to it at the address of its principal office specified in the first paragraph of this instrument, Attention: Alison T. Love, Corporate Secretary, or at any other address previously furnished in writing to the Trustee by the Company, with a copy to the Guarantor, and in the case of the Guarantor, to it at the address of its office specified in the first paragraph of this instrument, Attention: Wanda Opheim, Vice President, Treasury & Tax, or at any other address previously furnished in writing to the Trustee by the Guarantor, with a copy to the Company.

Section 106  Notice to Holders; Waiver.

Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at the Holder’s address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Section 107  Conflict with Trust Indenture Act.

If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act which is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

Section 108  Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 109  Successors and Assigns.

All covenants and agreements in this Indenture by the Company or the Guarantor shall bind its respective successors and assigns, whether so expressed or not.

Section 110  Separability Clause.

In case any provision in this Indenture or in the Securities or in the Guarantees shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 111  Benefits of Indenture.

Nothing in this Indenture or in the Securities or in the Guarantees, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder (and, if pursuant to Section 301 the Securities of any series or the Guarantees thereof are subordinated to any obligations of the Company or the Guarantor, as the case may be, the holders of such senior obligations) and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 112  Governing Law and Submission to Jurisdiction.

(a) This Indenture and the Securities and the Guarantees shall be governed by and construed in accordance with the law of the State of New York.

(b) Each of the parties irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in The City of New York over any suit, action or proceeding arising out of or relating to this Indenture or any Security or Guarantee. Each of the parties waives, to the fullest extent permitted by law, any objection which it may have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such court has been brought in any inconvenient forum. Each of the parties agrees that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon it and may be enforced in the courts of Canada (or any other courts to the jurisdiction of which the any of the parties is subject) by a suit upon such judgment, provided that, service of process is effected upon any of the parties, as the case may be, in the manner specified in the following paragraph or as otherwise permitted by law; provided, however, that the parties not waive, and the foregoing provisions of this sentence shall not constitute or be deemed to constitute a waiver of, (i) any right to appeal any such judgment, to seek any stay or otherwise to seek reconsideration or review of any such judgment or (ii) any stay of execution or levy pending an appeal from, or a suit, action or proceeding for reconsideration or review of, any such judgment.

As long as any of the Securities remain Outstanding, each of the parties will at all times have an authorized agent in the United States upon whom process may be served in any legal action or proceeding arising out of or relating to the Indenture, any Security or any Guarantee. Service of process upon such agent and written notice of such service mailed or delivered to any party shall to the extent permitted by law be deemed in every respect effective service of process upon such party, in any such legal action or proceeding. Each of the Company and the Guarantor hereby appoints CT Corporation System as its agent for such purpose, and covenants and agrees that service of process in any such legal action or proceeding may be made upon it at the office of such agent at 111 Eighth Avenue, 13th Floor, New York, New York 10011 (or at such other address in the Borough of Manhattan, The City of New York, as it may designate by written notice to the Trustee). The Trustee hereby appoints Computershare Trust Company, N.A., as its agent for such purpose, and covenants and agrees that service of process in any such legal action or proceeding may be made upon it at the office of such agent at 350 Indiana St. Suite 800, Golden, CO 80401 (or such other address in the Borough of Manhattan, The City of New York, as it may designate by written notice to the Trustee).

Each of the parties hereby consents to process being served in any suit, action or proceeding of the nature referred to in the preceding paragraphs by service upon such agent together with the mailing of a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to its address as in effect from time to time pursuant to Section 105(2). Each of the parties irrevocably waives, to the fullest extent permitted by law, all claim of error by reason of any such service (but does not waive any right to assert lack of subject matter jurisdiction) and agrees that such service (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by law, be taken and held to be a valid personal service upon and personal delivery to it.

Nothing in this paragraph (b) shall affect the right of any party or any Holder to serve process in any manner permitted by law or limit the right of any party to bring proceedings against any other party in the courts of any jurisdiction or jurisdictions.

Section 113  Legal Holidays.

In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Securities (other than a provision of any Security which specifically states that such provision shall apply in lieu of this Section)) payment of interest or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity.

Section 114  Incorporators, Stockholders, Officers and Directors of Company or Guarantor Exempt from Individual Liability.

No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Security or Guarantee or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such or against any past, present or future stockholder, officer or director, as such, of the Company or the Guarantor or of any successor of the Company or the Guarantor, either directly or through the Company or the Guarantor or any such successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the Holders thereof and as part of the consideration for the issue of the Securities.

ARTICLE TWO

Security Forms

Section 201  Forms Generally.

The Securities of each series shall be in substantially the form set forth in this Article, or in such other form as shall be established by or pursuant to a Board Resolution of the Company or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or Depositary therefor or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution thereof. If the form of Securities of any series is established by action taken pursuant to a Board Resolution of the Company, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 303 for the authentication and delivery of such Securities.

The Guarantees to be endorsed on the Securities of each series shall be in substantially the form set forth in Section 206, or in such other form as shall be established by or pursuant to a Board Resolution of the Guarantor or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other corrections as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or Depositary therefor as may, consistently herewith, be determined by the person duly authorized thereto executing such Guarantees, all as evidenced by such execution. If the form of Guarantees to be endorsed on the Securities of any series is established by action taken pursuant to a Board Resolution of the Guarantor, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Guarantor and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 303 for the authentication and delivery of such Securities.

The Trustee’s certificates of authentication shall be in substantially the form set forth in Section 205.

The definitive Securities and Guarantees shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

Section 202  Form of Face of Security.

ENBRIDGE FINANCE COMPANY INC.

CUSIP Number
No.	$

ENBRIDGE FINANCE COMPANY INC., a corporation duly incorporated under the Canada Business Corporations Act (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to          , or registered assigns, the principal sum of          Dollars on          [if the Security is to bear interest prior to Maturity, insert — , and to pay interest thereon from          or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on           and           in each year, commencing          , at the rate of     % per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the          or          (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture].

[If the Security is not to bear interest prior to Maturity, insert — The principal of this Security shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at Stated Maturity and in such case the overdue principal and any overdue premium shall bear interest at the rate of% per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment. Interest on any overdue principal or premium shall be payable on demand.]

Payment of the principal of (and premium, if any) and [if applicable, insert — any such] interest on this Security will be made at the office or agency of the Company maintained for that purpose in          , in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, including by wire transfer of such payment to the person entitled to receive such payments as specified in the Security Register [if applicable, insert — ; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register].

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

In Witness Whereof, the Company has caused this instrument to be duly executed.

ENBRIDGE FINANCE COMPANY INC.

By

By

Section 203  Form of Reverse of Security.

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of          , 2008 (herein called the “Indenture”), among the Company, as Issuer, Enbridge Inc., as Guarantor (herein called the “Guarantor”), and Computershare Trust Company of Canada, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantor, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof [if applicable, insert — , limited in aggregate principal amount to $     ].

[If applicable, insert — The Securities of this series are subject to redemption upon not less than 30 days’ notice by mail, [if applicable, insert — (1) on           in any year commencing with the year      and ending with the year      through operation of the sinking fund for this series at a Redemption Price equal to 100% of the principal amount, and (2)] at any time [if applicable, insert — on or after          , 20  ], as a whole or in part, at the election of the Company, at the following Redemption Prices (expressed as percentages of the principal amount): If redeemed [if applicable, insert — on or before          ,     %, and if redeemed] during the 12-month period beginning           of the years indicated,

	Redemption		Redemption
Year	Price	Year	Price

and thereafter at a Redemption Price equal to     % of the principal amount, together in the case of any such redemption [if applicable, insert — (whether through operation of the sinking fund or otherwise)] with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.]

[If applicable, insert — The Securities of this series are subject to redemption upon not less than 30 days’ notice by mail, (1) on           in any year commencing with the year      and ending with the year through operation of the sinking fund for this series at the Redemption Prices for redemption through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below, and (2) at any time [if applicable, insert — on or after          ], as a whole or in part, at the election of the Company, at the Redemption Prices for redemption otherwise than through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below: If redeemed during the 12-month period beginning           of the years indicated,

Redemption Price
	for Redemption	Redemption Price for
	through Operation	Redemption Otherwise
	of the	Than through Operation
Year	Sinking Fund	of the Sinking Fund

and thereafter at a Redemption Price equal to     % of the principal amount, together in the case of any such redemption (whether through operation of the sinking fund or otherwise) with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.]

[If applicable, insert — Notwithstanding the foregoing, the Company may not, prior to          , redeem any Securities of this series as contemplated by [if applicable, insert — Clause (2) of] the preceding paragraph as a part of, or in anticipation of, any refunding operation by the application, directly or indirectly, of moneys borrowed having an interest cost to the Company (calculated in accordance with generally accepted financial practice) of less than     % per annum.]

[If applicable, insert — The sinking fund for this series provides for the redemption on           in each year beginning with the year     and ending with the year      of [if applicable, insert — not less than $      (“mandatory sinking fund”) and not more than] $      aggregate principal amount of Securities of this series. Securities of this series acquired or redeemed by the Company otherwise than through [if applicable, insert — mandatory] sinking fund payments may be credited against subsequent [if applicable, insert — mandatory] sinking fund payments otherwise required to be made [if applicable, insert —, in the inverse order in which they become due].]

[If the Security is subject to redemption of any kind, insert — In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.]

[If applicable, insert paragraph regarding subordination of the Security.]

[If applicable, insert paragraph regarding any other right of the Company to redeem a Security of this series.]

[If applicable, insert — The Indenture contains provisions for defeasance at any time of [the entire indebtedness of this Security] [or] [certain restrictive covenants and Events of Default with respect to this Security] [, in each case] upon compliance with certain conditions set forth in the Indenture.]

[If the Security is not an Original Issue Discount Security, insert — If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.]

[If the Security is an Original Issue Discount Security, insert — If an Event of Default with respect to Securities of this series shall occur and be continuing, an amount of principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. Such amount shall be equal to — insert formula for determining the amount. Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal, premium and interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company’s obligations in respect of the payment of the principal of and premium and interest, if any, on the Securities of this series shall terminate.]

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantor and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company, the Guarantor and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company or the Guarantor, or both with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $      and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Guarantor, the Trustee nor any such agent shall be affected by notice to the contrary.

With respect to any proposed sale of this Security under Rule 144A of the Securities Act, for so long as the Company is neither subject to section 13 or 15(d) of the Exchange Act, nor exempt from reporting pursuant to Rule 12g3 - 2(b) under the Exchange Act, the Company will provide to any Holder and a prospective purchaser designated by such Holder, upon request of the Holder, the prospective purchaser or a person acting on either of their behalf within a reasonable time prior to the time of such proposed sale, the information required by Rule 144A(d)(4) of the Securities Act.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

Section 204  Form of Legend for Global Securities.

Unless otherwise specified as contemplated by Section 301 for the Securities evidenced thereby, every Global Security authenticated and delivered hereunder shall bear a legend in substantially the following form:

This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee thereof. This Security may not be exchanged in whole or in part for a Security registered, and no transfer of this Security in whole or in part may be registered, in the name of any Person other than such Depositary or a nominee thereof, except in the limited circumstances described in the Indenture.

[If the Security is a Global Security and The Depository Trust Company is to be the Depositary therefor, then insert — UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

Section 205  Form of Trustee’s Certificate of Authentication.

The Trustee’s certificates of authentication shall be in substantially the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Computershare Trust Company of Canada,
As Trustee

By
Authorized Officer

Dated:

Section 206  Form of Guarantee.

GUARANTEE OF ENBRIDGE INC.

For value received, Enbridge Inc., a corporation duly incorporated under the Companies Act of the Northwest Territories and continued and existing under the Canada Business Corporation Act (herein called the “Guarantor”, which term includes any successor corporation under the Indenture referred to in the Security upon which this Guarantee is endorsed), hereby fully and unconditionally guarantees to the Holder of the Security upon which this Guarantee is endorsed and to the Trustee referred to in such Indenture due and prompt payment of the principal of (and premium, if any) and interest on such Security [and the due and prompt payment of the sinking fund payments provided for therein,] when and as the same shall become due and payable, whether at the Stated Maturity, by declaration of acceleration, call for redemption or otherwise, according to the terms thereof and of the Indenture referred to therein and all other payment obligations of the Company (as defined below) in connection with such Security pursuant to the terms thereof and such Indenture. In case of the failure of Enbridge Finance Company Inc., a corporation duly incorporated under the Canada Business Corporations Act, (herein called the “Company”, which term includes any successor corporation under such Indenture) punctually to make any such principal, premium, [or] interest [or sinking fund] payment, or payment of any such other obligation, the Guarantor hereby agrees to cause any such payment to be made promptly when and as the same shall become due and payable, whether at the Stated Maturity, by declaration of acceleration, call for redemption or otherwise, and as if such payment were made by the Company.

The Guarantor hereby agrees that its obligations hereunder shall be as if it were principal debtor and not merely surety, and shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of such Security or such Indenture, any failure to enforce the provisions of such Security or such Indenture, or any waiver, modification or indulgence granted to the Company with respect thereto, by the Holder of such Security or such Trustee, or any other circumstance which may otherwise constitute a legal or equitable discharge of a surety or guarantor; provided, however, that, notwithstanding the foregoing, no such waiver, modification or indulgence shall, without the consent of the Guarantor, increase the principal amount of such Security or the interest rate thereon or impose or increase any premium payable upon redemption thereof. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to such Security or the indebtedness evidenced thereby [or with respect to any sinking fund payment required under such Security] and all demands whatsoever, and covenants that this Guarantee will not be discharged except by payment in full of the principal of (and premium, if any) and interest on such Security. This is a guarantee of payment and not of collection.

The Guarantor shall be subrogated to all rights of the Holder of such Security against the Company in respect of any amounts paid to such Holder by the Guarantor pursuant to the provisions of this Guarantee; provided, however, that the Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until the principal of (and premium, if any) and interest on all Securities of the same series issued under such Indenture shall have been paid in full.

No reference herein to such Indenture and no provision of this Guarantee or of such Indenture shall alter or impair the guarantee of the Guarantor, which is absolute and unconditional, of the due and punctual payment of the principal of (and premium, if any) and interest on the Security upon which this Guarantee is endorsed at the times, place and rate, and in the coin or currency prescribed therein.

This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication of such Security shall have been manually executed by or on behalf of the Trustee under such Indenture.

All terms used in this Guarantee which are defined in such Indenture shall have the meanings assigned to them in such Indenture.

IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be signed manually or in facsimile by persons duly authorized on its behalf.

ENBRIDGE INC.

By

By

ARTICLE THREE

The Securities

Section 301  Amount Unlimited; Issuable in Series.

The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more series. There shall be established in or pursuant to a Board Resolution of each of the Company and the Guarantor, as appropriate, and, subject to Section 303, set forth, or determined in the manner provided, in an Officer’s Certificate of each of the Company and the Guarantor, as appropriate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series,

(1) the title of the Securities of the series (which shall distinguish the Securities of the series from Securities of any other series);

(2) any limit upon the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 304, 305, 306, 906 or 1107 and except for any Securities which, pursuant to Section 303, are deemed never to have been authenticated and delivered hereunder);

(3) the Person to whom any interest on a Security of the series shall be payable, if other than the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest;

(4) the date or dates on which the principal of (and premium, if any, on) any Securities of the series is payable;

(5) the rate or rates at which any Securities of the series shall bear interest, if any, the date or dates from which any such interest shall accrue, the Interest Payment Dates on which any such interest shall be payable and the Regular Record Date for any such interest payable on any Interest Payment Date;

(6) the place or places where the principal of and any premium and interest on any Securities of the series shall be payable;

(7) the period or periods if any within which, the price or prices at which, the currency or currency units in which and the terms and conditions upon which any Securities of the series may be redeemed, in whole or in part, at the option of the Company and, if other than by a Board Resolution, the manner in which any election by the Company to redeem the Securities shall be evidenced;

(8) the obligation, if any, of the Company to redeem or purchase any Securities of the series pursuant to any sinking fund or analogous provisions or at the option of the Holder thereof and the date or dates on which, the period or periods within which, the price or prices at which and the terms and conditions upon which any Securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

(9) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which any Securities of the series shall be issuable;

(10) if the amount of principal of or any premium or interest on any Securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts shall be determined;

(11) if other than the currency of the United States of America, the currency, currencies or currency units in which the principal of or any premium or interest on any Securities of the series shall be payable and the manner of determining the equivalent thereof in the currency of the United States of America for any purpose, including for purposes of the definition of “Outstanding” in Section 101;

(12) if the principal of or any premium or interest on any Securities of the series is to be payable, at the election of the Company or the Holder thereof, in one or more currencies or currency units other than that or those in which such Securities are stated to be payable, the currency, currencies or currency units in which the principal of or any premium or interest on such Securities as to which such election is made shall be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount shall be determined);

(13) if other than the entire principal amount thereof, the portion of the principal amount of any Securities of the series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 502;

(14) if the principal amount payable at the Stated Maturity of any Securities of the series will not be determinable as of any one or more dates prior to the Stated Maturity, the amount which shall be deemed to be the principal amount of such Securities as of any such date for any purpose thereunder or hereunder, including the principal amount thereof which shall be due and payable upon any Maturity other than the Stated Maturity or which shall be deemed to be Outstanding as of any date prior to the Stated Maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined);

(15) if applicable, that the Securities of the series, in whole or any specified part, shall be defeasible pursuant to Section 1302 or Section 1303 or both such Sections and, if other than by a Board Resolution, the manner in which any election by the Company to defease such Securities shall be evidenced;

(16) if applicable, that any Securities of the series shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the respective Depositaries for such Global Securities, the form of any legend or legends which shall be borne by any such Global Security in addition to or in lieu of that set forth in Section 204 and any circumstances in addition to or in lieu of those set forth in Clause (2) of the last paragraph of Section 305 in which any such Global Security may be exchanged in whole or in part for Securities registered, and any transfer of such Global Security in whole or in part may be registered, in the name or names of Persons other than the Depositary for such Global Security or a nominee thereof;

(17) any addition to or change in the Events of Default which applies to any Securities of the series and any change in the right of the Trustee or the requisite Holders of such Securities to declare the principal amount thereof due and payable pursuant to Section 502;

(18) any addition to or change in the covenants set forth in Article Ten which applies to Securities of the series;

(19) if the Company’s obligations with respect to the Securities of such series or the Guarantor’s obligations with respect to the Guarantees endorsed thereon are to be subordinated to other obligations of the Company or the Guarantor, as the case may be, the terms of such subordination and any related provisions;

(20) any provisions necessary to permit or facilitate the issuance, payment, exercise or conversion of any Securities of a series that may be converted into securities or other property (including, without limitation, the terms and conditions upon which such conversion or exchange shall be effected), including, without limitation, the Company’s or the Guarantor’s common shares, preferred shares, debt securities (including Securities) or other securities, whether in addition to, or in lieu of, any payment of principal or other amount or otherwise, and whether at the option of the Company or the Guarantor or otherwise;

(21) the obligation, if any, of the Company or the Guarantor to pay to Holders of any Securities of the series amounts as may be necessary so that every net payment on such Security or Guarantee, after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) imposed by any government or political subdivision or taxing authority thereof or therein upon or as a result of such payment, will not be less than the amount provided in such Security or Guarantee, and the terms and conditions, if any, on which the Company has the right to redeem the Securities if such additional amounts are or would be payable;

(22) the addition of any provisions required to permit the listing of any Securities of the series on any securities exchange or automated interdealer quotation system;

(23) the Guarantee of the Securities of such series; and

(24) any other terms of the series or of the Guarantees thereof (which terms shall not be inconsistent with the provisions of this Indenture, except as permitted by Section 901(5)).

All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to the Board Resolution referred to above and (subject to Section 303) set forth, or determined in the manner provided, in the Officers’ Certificate referred to above or in any such indenture supplemental hereto.

If any of the terms of the series are established by action taken pursuant to a Board Resolution of each of the Company and the Guarantor, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and the Guarantor, and delivered to the Trustee at or prior to the delivery of the Officers’ Certificate setting forth the terms of the series.

Section 302  Denominations.

The Securities of each series shall be issuable only in registered form without coupons and only in such denominations as shall be specified as contemplated by Section 301. In the absence of any such specified denomination with respect to the Securities of any series, the Securities of such series shall be issuable in denominations of $1,000 and any integral multiple thereof.

Section 303  Execution, Authentication, Delivery and Dating.

The Securities shall be executed on behalf of the Company by any two of its officers having the title of President, Vice President (including any Executive, Group or other Vice President), Treasurer, Controller, Secretary or Assistant Secretary. The signature of any of these officers on the Securities may be manual or facsimile.

Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company having endorsed thereon Guarantees executed by the Guarantor to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with the Company Order shall authenticate and deliver such Securities. If the form or terms of the Securities of the series or the form of the Guarantees endorsed thereon have been established by or pursuant to one or more Board Resolutions as permitted by Sections 201 and 301, in authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating,

(1) if the form of such Securities or Guarantees has been established by or pursuant to Board Resolution as permitted by Section 201, that such form has been established in conformity with the provisions of this Indenture;

(2) if the terms of such Securities or Guarantees have been established by or pursuant to Board Resolution as permitted by Section 301, that such terms have been established in conformity with the provisions of this Indenture;

(3) that such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and

(4) that such Guarantees, when the Securities upon which they shall have been endorsed shall have been authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Guarantor enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

If such form or terms have been so established, the Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

Notwithstanding the provisions of Section 301 and of the preceding paragraph, if all Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the Officers’ Certificate otherwise required pursuant to Section 301 or the Company Order and Opinion of Counsel otherwise required pursuant to such preceding paragraph at or prior to the authentication of each Security of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued.

Each Security shall be dated the date of its authentication.

No Security or Guarantee endorsed thereon shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and that such Security and Guarantee endorsed thereon is entitled to the benefits of this Indenture. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 309, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder, and such Security and any Guarantee endorsed thereon shall never be entitled to the benefits of this Indenture.

Section 304  Temporary Securities.

Pending the preparation of definitive Securities of any series, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities substantially of the tenor of the definitive Securities in lieu of which they are issued, and having endorsed thereon Guarantees duly executed by the Guarantor substantially of the tenor of the definitive Guarantees, which Securities and Guarantees may be printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities and such Guarantees may determine, as evidenced by their execution thereof.

If temporary Securities of any series are issued, the Company will cause definitive Securities of that series to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Company in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor one or more definitive Securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount, having endorsed thereon Guarantees duly executed by the Guarantor. Until so exchanged, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series and tenor.

Section 305  Registration, Registration of Transfer and Exchange.

The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as the Trustee may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby appointed “Security Registrar” for the purpose of registering Securities and transfers of Securities as herein provided.

Upon surrender for registration of transfer of any Security of a series at the office or agency of the Company in a Place of Payment for that series, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount, each such Security having endorsed thereon a Guarantee duly executed by the Guarantor.

At the option of the Holder, Securities of any series may be exchanged for other Securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount, each such Security having endorsed thereon a Guarantee duly executed by the Guarantor, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive, and, if applicable, each such Security will have endorsed thereon a Guarantee duly executed by the Guarantor.

All Securities and Guarantees issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company and the Guarantor, as the case may be, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities and, if applicable, Guarantees surrendered upon such registration of transfer or exchange.

Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304, 906 or 1107 not involving any transfer.

If the Securities of any series (or of any series and specified tenor) are to be redeemed in part or surrendered for repayment in part, in each case to the extent, if any, to which redemption or repayment is permitted with respect to the Securities of such series as contemplated by Section 301, the Company shall not be required (A) to issue, register the transfer of or exchange any Securities of that series (or of that series and specified tenor, as the case may be) during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of any such Securities selected for redemption under Section 1103 and ending at the close of business on the day of such mailing, (B) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part or (C) to issue, register the transfer of or exchange any Securities of that series that have been surrendered for repayment at the option of the Holder except the portion, if any, thereof not to be so repaid.

The provisions of Clauses (1), (2), (3) and (4) below shall apply only to Global Securities:

(1) Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary designated for such Global Security or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for all purposes of this Indenture.

(2) Notwithstanding any other provision in this Indenture, no Global Security may be exchanged in whole or in part for Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or a nominee thereof unless (A) such Depositary (i) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or (ii) has ceased to be a clearing agency registered under the Exchange Act, (B) there shall have occurred and be continuing an Event of Default with respect to such Global Security or (C) there shall exist such circumstances, if any, in addition to or in lieu of the foregoing as have been specified for this purpose as contemplated by Section 301.

(3) Subject to Clause (2) above, any exchange of a Global Security for other Securities may be made in whole or in part, and all Securities issued in exchange for a Global Security or any portion thereof shall be registered in such names as the Depositary for such Global Security shall direct.

(4) Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof, whether pursuant to this Section, Section 304, 306, 906 or

1107 or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Security, unless such Security is registered in the name of a Person other than the Depositary for such Global Security or a nominee thereof.

Section 306  Mutilated, Destroyed, Lost and Stolen Securities.

If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series and of like tenor and principal amount, having endorsed thereon a Guarantee duly executed by the Guarantor, and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security bond and indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of the same series and of like tenor and principal amount, having endorsed thereon a Guarantee duly executed by the Guarantor, and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security of any series issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 307  Payment of Interest; Interest Rights Preserved.

Except as otherwise provided as contemplated by Section 301 with respect to any series of Securities, interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

Any interest on any Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (1) or (2) below:

(1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given to each Holder of Securities of such series in the manner set forth in Section 106, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).

(2) The Company may make payment of any Defaulted Interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

Section 308  Persons Deemed Owners.

Prior to due presentment of a Security for registration of transfer, the Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and any premium and (subject to Section 307) any interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Guarantor, the Trustee nor any agent of the Company, the Guarantor or the Trustee shall be affected by notice to the contrary.

Section 309  Cancellation.

All Securities surrendered for payment, redemption, registration of transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company or the Guarantor may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company or the Guarantor may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of as directed by a Company Order.

Section 310  Computation of Interest.

Except as otherwise specified as contemplated by Section 301 for Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 311  CUSIP Numbers.

The Company in issuing Securities of any series may use “CUSIP” or similar identifying numbers (if then generally in use) and, if so, the Trustee shall use “CUSIP” and/or such other similar identifying numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in the CUSIP numbers. Following any changes in the CUSIP or similar identifying numbers of Securities of a series or any portion thereof, the Securities identified with such new CUSIP or similar identifying number shall evidence the same debt as the Securities identified with any prior CUSIP or similar identifying numbers.

ARTICLE FOUR

Satisfaction and Discharge

Section 401  Satisfaction and Discharge of Indenture.

This Indenture shall upon Company Request cease to be of further effect with respect to any series of Securities specified in such Company Request (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

(1) either

(A) all Securities of such series theretofore authenticated and delivered (other than (i) Securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and (ii) Securities of such series for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company or the Guarantor and thereafter repaid to the Company or the Guarantor or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

(B) all such Securities not theretofore delivered to the Trustee for cancellation

(i) have become due and payable, or

(ii) will become due and payable at their Stated Maturity within one year, or

(iii) if redeemable at the option of the Company, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company or the Guarantor, in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose money in an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

(2) the Company or the Guarantor has paid or caused to be paid all other sums payable hereunder by the Company; and

(3) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company and the Guarantor to the Trustee under Section 607, the obligations of the Company to any Authenticating Agent under Section 614 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of Clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.

Section 402  Application of Trust Money.

Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company or the Guarantor acting as Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and any premium and interest for whose payment such money has been deposited with the Trustee.

ARTICLE FIVE

Remedies

Section 501  Events of Default.

“Event of Default”, wherever used herein with respect to Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be occasioned by provisions with respect to the subordination of the Securities of such series in the event that such Securities are subordinated as contemplated by Section 301(19) or be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) default in the payment of any interest upon any Security of that series when it becomes due and payable, and continuance of such default for a period of 30 days; or

(2) default in the payment of the principal of or any premium on any Security of that series at its Maturity or, if such Securities are convertible into other securities or property as contemplated by Section 301(20), any amounts due upon conversion of the Securities; or

(3) default in the deposit of any sinking fund payment, when and as due by the terms of a Security of that series; or

(4) default in the performance, or breach, of any covenant or warranty of the Company or the Guarantor in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with or which has expressly been included in this Indenture solely for the benefit of series of Securities other than that series), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company and the Guarantor by the Trustee or to the Company, the Guarantor and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; provided, however, that, subject to the provisions of Sections 601 and 602, the Trustee shall not be deemed to have knowledge of such default unless either (A) a Responsible Officer of the Trustee shall have actual knowledge of such default or (B) the Trustee shall have received written notice thereof from the Company or from any Holder; or

(5) default in payment at maturity, including any applicable grace period, or default in the performance or observance of any other covenant, term, agreement or condition, with respect to any single item of Indebtedness of the Company or the Guarantor in an amount in excess of 5% of Consolidated Shareholders’ Equity or with respect to more than two items of Indebtedness of the Company or the Guarantor in an aggregate amount in excess of 10% of Consolidated Shareholders’ Equity and, if such Indebtedness has not already matured in accordance with its terms, such Indebtedness shall have been accelerated so that the same shall be or shall have become due and payable prior to the date on which the same would otherwise have become due and payable, if such Indebtedness shall not have been discharged or such acceleration shall not have been rescinded or annulled within a period of 10 days after there shall have been given, by registered or certified mail, to the Company and the Guarantor by the Trustee or to the Company, the Guarantor and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that series a written notice specifying such default and requiring the Company and the Guarantor to cause such Indebtedness to be discharged or cause such acceleration to be rescinded or annulled, as the case may be, and stating that such notice is a “Notice of Default” hereunder; provided, however, that, subject to the provisions of Sections 601 and 602, the Trustee shall not be deemed to have knowledge of such default unless either (A) a Responsible Officer of the Trustee shall have actual knowledge of such default or (B) the Trustee shall have received written notice thereof from the Company, from the Guarantor, from any Holder, from the holder of any such Indebtedness or from the trustee under any such mortgage, indenture or other instrument, and provided further, however, that if such Indebtedness is discharged or such default under such Indebtedness is waived by the persons entitled to do so, then the Event of Default hereunder shall be deemed to be waived without further action on the part of the Trustee or the Holders; or

(6) an order is made or an effective resolution passed for the winding up, liquidation or dissolution of the Company or the Guarantor, except in the course of carrying out, or pursuant to, a transaction in respect of which the provisions of Article Eight hereof are applicable and the conditions thereof are duly observed and performed, and such order or resolution continues unstayed and in effect for a period of 60 consecutive days; or

(7) the Company or the Guarantor makes a general assignment for the benefit of its creditors or otherwise acknowledges its insolvency or is declared bankrupt or makes an authorized assignment or a proposal to its creditors under any bankruptcy or insolvency or analogous law or if a custodian or a receiver or receiver and manager or any other officer with similar powers is appointed in respect of the Company or the Guarantor or of the property of the Company or the Guarantor or any part thereof which is a substantial part of the property of the Company or the Guarantor on a consolidated basis; or

(8) an encumbrancer takes possession of the property of the Company or the Guarantor or any part thereof which is a substantial part of the property of the Company or the Guarantor on a consolidated basis, or if any process of execution is levied or enforced upon or against the property of the Company or the Guarantor or any part thereof which is a substantial part of the property of the Company or the Guarantor on a consolidated basis and remains unsatisfied for such period as would permit any such property to be sold thereunder, unless such process is in good faith disputed by the Company or the Guarantor, but in that event the Company or the Guarantor shall, if the Trustee so requires, give security which, in the discretion of the Trustee, is sufficient to pay in full the amount thereby claimed in case the claim is held to be valid; or

(9) any Guarantee (i) shall for any reason cease to be in full force and effect and enforceable in accordance with its terms (a “Guarantee Enforceability Default”) and such Guarantee Enforceability Default continues for a period of 30 days, or (ii) shall for any reason be asserted in writing by the Guarantor not to be in full force and effect and enforceable in accordance with its terms, in each case, except to the extent contemplated by this Indenture and any such Guarantee; or

(10) any other Event of Default provided with respect to Securities of that series.

Section 502  Acceleration of Maturity; Rescission and Annulment.

If an Event of Default with respect to Securities of any series at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of that series may declare the principal amount of all the Securities of that series (or, if any Securities of that series are Original Issue Discount Securities, such portion of the principal amount of such Securities as may be specified by the terms thereof) to be due and payable immediately, by a notice in writing to the Company and the Guarantor (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable.

At any time after such a declaration of acceleration with respect to Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities of that series, by written notice to the Company, the Guarantor and the Trustee, may rescind and annul such declaration and its consequences if

(1) the Company or the Guarantor has paid or deposited with the Trustee a sum sufficient to pay

(A) all overdue interest on all Securities of that series,

(B) the principal of (and premium, if any, on) any Securities of that series which have become due otherwise than by such declaration of acceleration and any interest thereon at the rate or rates prescribed therefor in such Securities,

(C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Securities, and

(D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

and

(2) all Events of Default with respect to Securities of that series, other than the non-payment of the principal of Securities of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 503  Collection of Indebtedness and Suits for Enforcement by Trustee.

The Company covenants that if

(1) default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

(2) default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof,

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and any premium and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and premium and on any overdue interest, at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 504  Trustee May File Proofs of Claim.

In case of any judicial proceeding relative to the Company or the Guarantor (or any other obligor upon the Securities), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act applicable to indentures qualified thereunder in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ or other similar committee.

Section 505  Trustee May Enforce Claims Without Possession of Securities.

All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

Section 506  Application of Money Collected.

Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or any premium or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST:  To the payment of all amounts due to the Trustee under Section 607; and

SECOND:  Subject to provisions with respect to the subordination of such Securities in the event that such Securities are subordinated to other obligations of the Company as contemplated by Section 301(19), to the payment of the amounts then due and unpaid for principal of and any premium and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and any premium and interest, respectively.

Section 507  Limitation on Suits.

No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that series;

(2) the Holders of not less than 25% in principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

(4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of that series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing themselves of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

Section 508  Unconditional Right of Holders to Receive Principal, Premium and Interest and to Convert Certain Securities.

Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and any premium and (subject to Section 307) interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and, if the terms of such Security so provide as contemplated by Section 301(20), to convert such Security in accordance with its terms and to institute suit for the enforcement of any such payment and, if applicable, any such right to convert, and such rights shall not be impaired without the consent of such Holder.

Section 509  Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the

Company, the Guarantor, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 510  Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 511  Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 512  Control by Holders.

The Holders of a majority in principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series, provided that

(1) such direction shall not be in conflict with any rule of law or with this Indenture, and

(2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 513  Waiver of Past Defaults.

The Holders of not less than a majority in principal amount of the Outstanding Securities of any series may on behalf of the Holders of all the Securities of such series waive any past default hereunder with respect to such series and its consequences, except a default

(1) in the payment of the principal of or any premium or interest on any Security of such series, or

(2) in respect of a covenant or provision hereof which under Article Nine, cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

Section 514  Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Trustee or any Holder.

Section 515  Waiver of Usury, Stay or Extension Laws.

The Company and the Guarantor each covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company and the Guarantor each (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE SIX

The Trustee

Section 601  Certain Duties and Responsibilities.

The duties and responsibilities of the Trustee shall be as provided by the provisions of the Trust Indenture Act applicable to indentures qualified thereunder. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

Section 602  Notice of Defaults.

If a default occurs hereunder with respect to Securities of any series and either (A) a Responsible Officer of the Trustee shall have actual knowledge of such default or (B) the Trustee shall have received written notice thereof, the Trustee shall give the Holders of Securities of such series notice of such default as and to the extent provided by the Trust Indenture Act; provided, however, that in the case of any default of the character specified in Section 501(4) with respect to Securities of such series, no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such series.

Section 603  Certain Rights of Trustee.

Subject to the provisions of Section 601:

(1) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(2) any request or direction of the Company or the Guarantor mentioned herein shall be sufficiently evidenced by a Company Request or Company Order, and any resolution of the Board of Directors of the Company or the Guarantor shall be sufficiently evidenced by a Board Resolution;

(3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate;

(4) the Trustee may consult with counsel of its own choosing and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(6) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company and the Guarantor, personally or by agent or attorney; and

(7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

(8) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder.

Section 604  Not Responsible for Recitals or Issuance of Securities.

The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company or the Guarantor, as the case may be, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Securities or the proceeds thereof.

Section 605  May Hold Securities.

The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company or the Guarantor, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 608 and 613, may otherwise deal with the Company and the Guarantor with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

Section 606  Money Held in Trust.

Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company or the Guarantor.

Section 607  Compensation and Reimbursement.

The Company and the Guarantor agree

(1) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

(3) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

Section 608  Conflicting Interests.

If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act applicable to indentures qualified thereunder and this Indenture. To the extent permitted by the provisions of such Act applicable to indentures qualified thereunder, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to Securities of more than one series or by virtue of being a trustee under this Indenture and under any indenture listed in Annex A hereto.

Section 609  Corporate Trustee Required; Eligibility.

There shall at all times be one (and only one) Trustee hereunder with respect to the Securities of each series, which may be Trustee hereunder for Securities of one or more other series. Each Trustee shall be a Person that is eligible pursuant to the provisions of the Trust Indenture Act applicable to indentures qualified thereunder to act as such and has a combined capital and surplus of at least $50,000,000. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section and to the extent permitted by the provisions of the Trust Indenture Act applicable to indentures qualified thereunder, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee with respect to the Securities of any series shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 610  Resignation and Removal; Appointment of Successor.

No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 611.

The Trustee may resign at any time with respect to the Securities of one or more series by giving 30 days written notice thereof to the Company or the Guarantor.

The Trustee may be removed at any time upon being provided 30 days written notice with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series, delivered to the Trustee and to the Company and the Guarantor.

If at any time:

(1) the Trustee shall fail to comply with Section 608 after written request therefor by the Company or the Guarantor or by any Holder who has been a bona fide Holder of a Security for at least six months, or

(2) the Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Company or the Guarantor or by any such Holder, or

(3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Company by a Board Resolution may remove the Trustee with respect to all Securities, or (B) subject to Section 514, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of Section 611. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the Guarantor and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 611, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company.

If no successor Trustee with respect to the Securities of any series shall have been appointed by the Company or the Holders and accepted appointment in the manner required by Section 611, within 30 days after the giving of notice of any resignation by the Trustee or the effective date of any removal of the Trustee under this Section, then the Trustee or any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series to all Holders of Securities of such series in the manner provided in Section 106. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

Section 611  Acceptance of Appointment by Successor.

In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company, the Guarantor and the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company, the Guarantor or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the Guarantor, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company, the Guarantor or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

Upon request of any such successor Trustee, the Company and the Guarantor shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in the first or second preceding paragraph, as the case may be.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

Section 612  Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

Section 613  Preferential Collection of Claims Against Company or Guarantor.

If and when the Trustee shall be or become a creditor of the Company or the Guarantor (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company or the Guarantor (or any such other obligor).

Section 614  Appointment of Authenticating Agent.

The Trustee may appoint an Authenticating Agent or Agents with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon original issue and upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 306, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give notice of such appointment in the manner provided in Section 106 to all Holders of Securities of the series with respect to which such Authenticating Agent will serve. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Company agrees to pay to each Authenticating Agent validly appointed under this Section from time to time reasonable compensation for its services under this Section.

If an appointment with respect to one or more series is made pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Computershare Trust Company of Canada,
As Trustee

By	,
As Authenticating Agent

By
Authorized Officer

Dated:

Section 615  Patriot Act

The parties hereto acknowledge that in accordance with Section 326 of the USA Patriot Act the Trustee, like all financial institutions, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens account with Computershare Trust Company of Canada. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the USA Patriot Act.

Section 616  Third Party Interest

The Corporation hereby represents to the Trustee that any account to be opened by, or interest to be held by, the Trustee, in connection with this Agreement, for or to the credit of the Corporation, is not intended to be used by or on behalf of any third party.

Section 617  Anti-Money Laundering & Privacy

The Trustee shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Trustee, in its sole judgment, acting reasonably, determines that such act might cause it to be in noncompliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline. Further, should the Trustee, in its sole judgment, acting reasonably, determine at any time that its acting under this Agreement has resulted in its being in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline, then it shall have the right to resign on 10 days prior written notice sent to all parties provided that (i) the Trustee written notice shall describe the circumstances of such non-compliance; and (ii) that if such circumstances are rectified to the Trustee’s satisfaction within such 10 day period, then such resignation shall not be effective.

The parties acknowledge that the Trustee may, in the course of providing services hereunder, collect or receive financial and other personal information about such parties and/or their representatives, as individuals, or about other individuals related to the subject matter hereof, and use such information for the following purposes:

(a) to provide the services required under this Agreement and other services that may be requested from time to time;

(b) to help the Trustee manage its servicing relationships with such individuals;

(c) to meet the Trustee’s legal and regulatory requirements; and

(d) if Social Insurance Numbers are collected by the Trustee, to perform tax reporting and to assist in verification of an individual’s identity for security purposes.

Each party acknowledges and agrees that the Trustee may receive, collect, use and disclose personal information provided to it or acquired by it in the course of this Agreement for the purposes described above and, generally, in the manner and on the terms described in its Privacy Code, which the Trustee shall make available on its website or upon request, including revisions thereto. Further, each party agrees that it shall not provide or cause to be provided to the Trustee any personal information relating to an individual who is not a party to this Agreement unless that party has assured itself that such individual understands and has consented to the aforementioned uses and disclosures.

ARTICLE SEVEN

Holders’ Lists and Reports by Trustee, Company and Guarantor

Section 701  Company and Guarantor to Furnish Trustee Names and Addresses of Holders.

The Company and the Guarantor will furnish or cause to be furnished to the Trustee

(1) not later than seven Business Days after each record date for the payment of interest on the Securities of such series, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Securities of such series as of such record date, and

(2) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company or the Guarantor of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar.

Section 702  Preservation of Information; Communications to Holders.

The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 701 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 701 upon receipt of a new list so furnished.

The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and privileges of the Trustee, shall be as provided by the provisions of the Trust Indenture Act applicable to indentures qualified thereunder.

Every Holder of Securities, by receiving and holding the same, agrees with the Company, the Guarantor and the Trustee that neither the Company nor the Guarantor nor the Trustee nor any agent of any of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

Section 703  Reports by Trustee.

Within 30 days after each March 15, beginning with March 15, 2009, and for so long as any Securities remain Outstanding, the Trustee shall mail to the Holders of the Securities a report complying with the provisions of Section 313(a) of the Trust Indenture Act applicable to indentures qualified thereunder, dated as of such reporting date; provided, however, that no such report need be transmitted if no event described in Section 313(a) of the Trust Indenture Act has occurred during the twelve months preceding the reporting date. The Trustee shall comply with the provisions of Section 313(b) of the Trust Indenture Act applicable to indentures qualified thereunder, and shall transmit by mail all reports as required by the provisions of Section 313(c) of the Trust Indenture Act applicable to indentures qualified thereunder.

A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Securities are listed, with the Commission (if required by the Trust Indenture Act)

and with the Company and the Guarantor. The Company will notify the Trustee when any Securities are listed on any stock exchange.

Section 704  Reports by Company and Guarantor.

The Company and the Guarantor shall file with the Trustee and, if required by the Trust Indenture Act, the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the provisions of the Trust Indenture Act applicable to indentures qualified thereunder at the times and in the manner provided pursuant to such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is actually filed with the Commission. If the Company or the Guarantor is not required to file such information, documents or reports with the SEC, then the Company and the Guarantor shall file with the Trustee such periodic reports as the Company and the Guarantor file with the securities commission or corresponding securities regulatory authority in each of the Provinces of Canada within 15 days after the same are actually filed with such securities commissions or securities regulatory authorities.

With respect to any proposed sale of any Security under Rule 144A of the Securities Act, for so long as the Company is neither subject to section 13 or 15(d) of the Exchange Act, nor exempt from reporting pursuant to Rule 12g3 — 2(b) under the Exchange Act, the Company will provide to any Holder and a prospective purchaser designated by such Holder, upon request of the Holder, the prospective purchaser or a person acting on either of their behalf within a reasonable time prior to the time of such proposed sale, the information required by Rule 144A(d)(4) of the Securities Act.

ARTICLE EIGHT

Consolidation, Merger, Conveyance, Transfer or Lease

Section 801  Company or Guarantor May Consolidate, Etc., Only on Certain Terms.

Neither the Company nor the Guarantor shall consolidate or amalgamate with or merge into, or enter into any statutory arrangement for such purpose with, any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, whether in a single transaction or a series of related transactions, unless:

(1) in case the Company or the Guarantor, as the case may be, shall consolidate, amalgamate or enter into a statutory arrangement with or merge into another Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation, amalgamation or statutory arrangement or into which the Company or the Guarantor, as the case may be, is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company or the Guarantor substantially as an entirety shall be a corporation, partnership or trust, shall be organized and validly existing under the laws of Canada or any Province or Territory thereof, the United States of America or any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, in the case of the Company, the due and punctual payment of the principal of and any premium and interest on all the Securities and the performance or observance of every covenant and obligation of this Indenture on the part of the Company to be performed or observed, and, in the case of the Guarantor, the due and punctual performance of the Guarantees and the performance or observance of every covenant and obligation of this Indenture on the part of the Guarantor to be performed or observed;

(2) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Company, the Guarantor or any of its Subsidiaries, as the case may be, as a result of such transaction as having been incurred by the Company, the Guarantor or such Subsidiary, as the case may be, at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing;

(3) if, as a result of any such consolidation, amalgamation, statutory arrangement or merger or such conveyance, transfer or lease, properties or assets of the Company or the Guarantor, as the case may be, would become subject to a mortgage, pledge, lien, security interest or other encumbrance which would not be permitted by this Indenture, the Company, the Guarantor or such successor Person, as the case may be, shall take such steps as shall be necessary effectively to secure the Securities and the Guarantees equally and ratably with (or prior to) all indebtedness secured thereby; and

(4) the Company or the Guarantor, as the case may be, has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, statutory arrangement, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

This Section 801 shall only apply to a merger, amalgamation, statutory arrangement or consolidation in which the Company or the Guarantor, as the case may be, is not the surviving entity and to conveyances, leases and transfers by the Company or the Guarantor, as the case may be, as transferor or lessor. For greater certainty, the Company or the Guarantor shall be considered to be the surviving entity in the event of a statutory amalgamation by the Company or the Guarantor, as the case may be, with any Subsidiaries wholly owned by it.

Section 802  Successor Substituted.

Upon any consolidation of the Company or the Guarantor with, or merger of the Company or the Guarantor into, any other Person or any conveyance, transfer or lease of the properties and assets of the Company or the Guarantor substantially as an entirety in accordance with Section 801, the successor Person formed by such consolidation or into which the Company or the Guarantor, as the case may be, is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or the Guarantor, as the case may be, under this Indenture with the same effect as if such successor Person had been named as the Company or the Guarantor, as the case may be, herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities or the Guarantees, as the case may be.

ARTICLE NINE

Supplemental Indentures

Section 901  Supplemental Indentures without Consent of Holders.

Without the consent of any Holders, the Company, when authorized by a Board Resolution, the Guarantor, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(1) to evidence the succession of another Person to the Company or the Guarantor and the assumption by any such successor of the covenants of the Company or the Guarantor, as the case may be, herein and in the Securities or the Guarantees, as the case may be, or

(2) to add to the covenants of the Company or of the Guarantor for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company or the Guarantor; or

(3) to add any additional Events of Default for the benefit of the Holders of all or any series of Securities (and if such additional Events of Default are to be for the benefit of less than all series of Securities, stating that such additional Events of Default are expressly being included solely for the benefit of such series); or

(4) to add to or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Securities in uncertificated form; or

(5) to add to, change or eliminate any of the provisions of this Indenture in respect of one or more series of Securities, provided that, in the opinion of counsel, any such addition, change or elimination (A) shall neither (i) apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the Holder of any such Security with respect to such provision or (B) shall become effective only when there is no such Security Outstanding; or

(6) to secure the Securities; or

(7) to establish the form or terms of Securities of any series or the form of Guarantees as permitted by Sections 201 and 301; or

(8) to add or amend provisions for purposes of effecting the subordination of Securities of any series or the Guarantees endorsed thereon subordinated to other obligations of the Company or the Guarantor, as the case may be, as contemplated by Section 301(19); or

(9) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 611; or

(10) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, provided that such action pursuant to this Clause (10) shall not, in the opinion of counsel, adversely affect the interests of the Holders of Securities of any series in any material respect.

Section 902  Supplemental Indentures with Consent of Holders.

With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series affected by such supplemental indenture, by Act of said Holders delivered to the Company, the Guarantor and the Trustee, the Company, when authorized by a Board Resolution, the Guarantor, when authorized by a Board Resolution and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

(1) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or reduce the amount of the principal of an Original Issue Discount Security or any other Security which would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502, or change any Place of Payment where, or the coin or currency in which, any Security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or, in the event that such Securities or the Guarantees endorsed thereon are subordinated to other obligations of the Company or the Guarantor, as the case may be, as contemplated by Section 301(19), modify provisions with respect to the subordination of such Securities or Guarantees in a manner adverse to the Holders, or in the event that such Securities are convertible into any other property or into other securities of the Company or the Guarantor as contemplated by Section 301(20), modify the provisions with respect to the conversion of such Securities in a manner adverse to the Holders, or

(2) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

(3) modify any of the provisions of this Section, Section 513 or Section 1009, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section and Section 1009, or the deletion of this proviso, in accordance with the requirements of Sections 611 and 901(9), or

(4) change in any manner adverse to the interests of the Holders of Securities the terms and conditions of the obligations of the Guarantor in respect of the due and prompt payment of the principal thereof (and premium, if any) and interest thereon or, as applicable, any sinking fund payments provided in respect thereof.

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Section 903  Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 904  Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby. Following the execution of any Supplemental Indenture, all outstanding Securities of each series shall continue to evidence the same debt as prior to such execution.

Section 905  Conformity with Trust Indenture Act.

Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act applicable to indentures qualified thereunder.

Section 906  Reference in Securities to Supplemental Indentures.

Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company and the Guarantor shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee, the Company and the Guarantor, to any such supplemental indenture may be prepared and executed by the Company, the Guarantees endorsed thereon may be executed by the Guarantor and such Securities may be authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.

Section 907  Notice of Supplemental Indentures.

Promptly after the execution by the Company, the Guarantor and the Trustee of any supplemental indenture pursuant to the provisions of Section 902, the Company or the Guarantor shall give notice thereof to the Holders of each Outstanding Security affected, in the manner provided for in Section 106, setting forth in general terms the substance of such supplemental indenture.

ARTICLE TEN

Covenants

Section 1001  Payment of Principal, Premium and Interest.

The Company covenants and agrees for the benefit of each series of Securities that it will duly and punctually pay the principal of and any premium and interest on the Securities of that series in accordance with the terms of the Securities and this Indenture.

Section 1002  Maintenance of Office or Agency.

The Company will maintain in each Place of Payment for any series of Securities an office or agency where Securities of that series may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Securities of any series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Guarantor will maintain in each Place of Payment for any series of Securities an office or agency where Securities of that series may be presented or surrendered for payment under the Guarantees endorsed thereon and where notices and demands to or upon the Guarantor in respect of the Guarantees endorsed on the Securities of that series and this Indenture may be served. The Guarantor will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Guarantor shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Guarantor hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Guarantor may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for such purpose or where such notices or demands may be served and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Guarantor of its obligation to maintain an office or agency in each Place of Payment for Securities of any series for such purposes. The Guarantor will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 1003  Money for Securities Payments to Be Held in Trust.

If the Company or the Guarantor shall at any time act as Paying Agent with respect to any series of Securities, it will, on or before each due date of the principal of or any premium or interest on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and any premium and interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents for any series of Securities, it will, prior to each due date of the principal of or any premium or interest on any Securities of that series, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

The Company will cause each Paying Agent for any series of Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will (1) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent and (2) during the continuance of any default by the Company (or any other obligor upon the Securities of that series) in the making of any payment in respect of the Securities of that series, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent for payment in respect of the Securities of that series.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company or the Guarantor, in trust for the payment of the principal of or any premium or interest on any Security of any series and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company or the Guarantor) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company and the Guarantor for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in New York, New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 1004  Statement by Officers as to Default.

The Company and the Guarantor will each deliver to the Trustee, within 120 days after the end of each fiscal year of the Guarantor ending after the date hereof, an Officers’ Certificate, stating whether or not to the best knowledge of the signers thereof the Company or the Guarantor, as the case may be, is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company or the Guarantor, as the case may be, shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

Section 1005  Existence.

Subject to Article Eight, the Company and the Guarantor will each do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that neither the Company nor the Guarantor shall be required to preserve any such right or franchise if the Board of Directors thereof shall determine that the preservation thereof is no longer desirable in the conduct of its business and that the loss thereof is not disadvantageous in any material respect to the Holders.

Section 1006  Maintenance of Properties.

The Guarantor will cause all properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Guarantor may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Guarantor from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of the Guarantor, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Holders.

Section 1007  Payment of Taxes and Other Claims.

The Guarantor will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Guarantor or any Subsidiary or upon the income, profits or property of the Guarantor or any Subsidiary, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Guarantor or any Subsidiary; provided, however, that the Guarantor shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

Section 1008  Limitation on Security Interests.

Unless the Guarantor shall have delivered to the Trustee an Opinion of Counsel to the effect that the obligations of the Guarantor in respect of the Guarantees of all of the Securities then Outstanding shall be secured equally and ratably therewith (either by the same instrument or by other instrument), the Guarantor shall not create, assume or otherwise have outstanding any Security Interest, except for Permitted Encumbrances, on or over its assets (present or future) in respect of any Indebtedness of any Person, provided that this covenant shall not hinder or prevent the sale of any property or asset of the Guarantor.

Section 1009  Waiver of Certain Covenants.

Except as otherwise specified as contemplated by Section 301 for Securities of such series, the Company and the Guarantor may, with respect to the Securities of any series or the Guarantees endorsed thereon, omit in any particular instance to comply with any term, provision or condition set forth in Section 1006 through 1008, inclusive, any covenant provided pursuant to Section 301(18), 901(2) or 901(7) for the benefit of the Holders of such series, if before the time for such compliance the Holders of a majority in principal amount of the Outstanding Securities of such series shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the Guarantor and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

ARTICLE ELEVEN

Redemption of Securities

Section 1101  Applicability of Article.

Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 301 for such Securities) in accordance with this Article.

Section 1102  Election to Redeem; Notice to Trustee.

The election of the Company to redeem any Securities shall be evidenced by a Board Resolution or in another manner specified as contemplated by Section 301 for such Securities. In case of any redemption at the election of the Company of less than all the Securities of any series (including any such redemption affecting only a single Security), the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date, of the principal amount of Securities of such series to be redeemed and, if applicable, of the tenor of the Securities to be redeemed. In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officers’ Certificate evidencing compliance with such restriction.

Section 1103  Selection by Trustee of Securities to Be Redeemed.

If less than all the Securities of any series are to be redeemed (unless all the Securities of such series and of a specified tenor are to be redeemed or unless such redemption affects only a single Security), the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of a portion of the principal amount of any Security of such series, or in accordance with the rules of the Depositary provided that the unredeemed portion of the principal amount of any Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security. If less than all the Securities of such series and of a specified tenor are to be redeemed (unless such redemption affects only a single Security), the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series and specified tenor not previously called for redemption in accordance with the preceding sentence.

The Trustee shall promptly notify the Company in writing of the Securities selected for redemption as aforesaid and, in case of any Securities selected for partial redemption as aforesaid, the principal amount thereof to be redeemed.

The provisions of the two preceding paragraphs shall not apply with respect to any redemption affecting only a single Security, whether such Security is to be redeemed in whole or in part. In the case of any such redemption in part, the unredeemed portion of the principal amount of the Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

Section 1104  Notice of Redemption.

Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at his address appearing in the Security Register.

All notices of redemption shall state:

(1) the Redemption Date,

(2) the Redemption Price,

(3) if less than all the Outstanding Securities of any series consisting of more than a single Security are to be redeemed, the identification (and, in the case of partial redemption of any such Securities, the principal amounts) of the particular Securities to be redeemed and, if less than all the Outstanding Securities of any series consisting of a single Security are to be redeemed, the principal amount of the particular Security to be redeemed,

(4) that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date,

(5) the place or places where each such Security is to be surrendered for payment of the Redemption Price, and

(6) that the redemption is for a sinking fund, if such is the case.

Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company and shall be irrevocable.

Section 1105  Deposit of Redemption Price.

Prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities which are to be redeemed on that date.

Section 1106  Securities Payable on Redemption Date.

Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that, unless otherwise specified as contemplated by Section 301, installments of interest whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.

Section 1107  Securities Redeemed in Part.

Any Security which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series and of like tenor, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

ARTICLE TWELVE

Sinking Funds

Section 1201  Applicability of Article.

The provisions of this Article shall be applicable to any sinking fund for the retirement of Securities of any series except as otherwise specified as contemplated by Section 301 for such Securities.

The minimum amount of any sinking fund payment provided for by the terms of any Securities is herein referred to as a “mandatory sinking fund payment”, and any payment in excess of such minimum amount provided for by the terms of such Securities is herein referred to as an “optional sinking fund payment”. If provided for by the terms of any Securities, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 1202. Each sinking fund payment shall be applied to the redemption of Securities as provided for by the terms of such Securities.

Section 1202  Satisfaction of Sinking Fund Payments with Securities.

The Company (1) may deliver Outstanding Securities of a series (other than any previously called for redemption) and (2) may apply as a credit Securities of a series which have been redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to any Securities of such series required to be made pursuant to the terms of such Securities as and to the extent provided for by the terms of such Securities; provided that the Securities to be so credited have not been previously so credited. The Securities to be so credited shall be received and credited for such purpose by the Trustee at the Redemption Price, as specified in the Securities so to be redeemed, for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

Section 1203  Redemption of Securities for Sinking Fund.

Not less than 20 days prior to each sinking fund payment date for any Securities, the Company will deliver to the Trustee an Officers’ Certificate specifying the amount of the next ensuing sinking fund payment for such Securities pursuant to the terms of such Securities, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities pursuant to Section 1202 and will also deliver to the Trustee any Securities to be so delivered. Not less than 10 days prior to each such sinking fund payment date, the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 1103 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 1104. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 1106 and 1107.

ARTICLE THIRTEEN

Defeasance and Covenant Defeasance

Section 1301  Company’s Option to Effect Defeasance or Covenant Defeasance.

The Company may elect, at its option at any time, to have Section 1302 or Section 1303 applied to any Securities or any series of Securities, as the case may be, designated pursuant to Section 301 as being defeasible pursuant to such Section 1302 or 1303, in accordance with any applicable requirements provided pursuant to Section 301 and upon compliance with the conditions set forth below in this Article. Any such election shall be evidenced by a Board Resolution or in another manner specified as contemplated by Section 301 for such Securities.

Section 1302  Defeasance and Discharge.

Upon the Company’s exercise of its option (if any) to have this Section applied to any Securities or any series of Securities, as the case may be, each of the Company and the Guarantor shall be deemed to have been discharged from its obligations, and, if the Securities of such series or the Guarantees thereof are subordinated to any other obligations of the Company or the Guarantor, as the case may be, as contemplated by Section 301(19), provisions with respect to the subordination of such Securities or Guarantees, as the case may be, shall cease to be effective, with respect to such Securities as provided in this Section on and after the date the conditions set forth in Section 1304 are satisfied (hereinafter called “Defeasance”). For this purpose, such Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by such Securities and that each of the Company and the Guarantor shall be deemed to have satisfied all its obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), subject to the following which shall survive until otherwise terminated or discharged hereunder: (1) the rights of Holders of such Securities to receive, solely from the trust fund described in Section 1304 and as more fully set forth in such Section, payments in respect of the principal of and any premium and interest on such Securities when payments are due, (2) the Company’s and the Guarantor’s obligations with respect to such Securities under Sections 304, 305, 306, 1002 and 1003, (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (4) this Article. Subject to compliance with this Article, the Company may exercise its option (if any) to have this Section applied to any Securities or any series of Securities notwithstanding the prior exercise of its option (if any) to have Section 1303 applied to such Securities.

Section 1303  Covenant Defeasance.

Upon the Company’s exercise of its option (if any) to have this Section applied to any Securities or any series of Securities, as the case may be, (1) each of the Company and the Guarantor shall be released from its obligations under Section 801(3), Sections 1006 through 1008, inclusive, and any covenants provided pursuant to Section 301(18), 901(2) or 901(7) for the benefit of the Holders of such Securities, (2) the occurrence of any event specified in Sections 501(4) (with respect to any of Section 801(3), Sections 1006 through 1008, inclusive, and any such covenants provided pursuant to Section 301(18), 901(2) or 901(7)), 501(5) and 501(8) shall be deemed not to be or result in an Event of Default, and (3) if such Securities or series of Securities or the Guarantees thereof are subordinated to other obligations of the Company or the Guarantor, as the case may be, pursuant to Section 301(19), the provisions with respect to the subordination shall cease to be effective, in each case with respect to such Securities as provided in this Section on and after the date the conditions set forth in Section 1304 are satisfied (hereinafter called “Covenant Defeasance”). For this purpose, such Covenant Defeasance means that, with respect to such Securities, each of the Company and the Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section (to the extent so specified in the case of Section 501(4)) or applicable provisions with respect to the subordination of such Securities or series of Securities or the Guarantees thereof, whether directly or indirectly by reason of any reference elsewhere herein to any such Section or applicable subordination provisions or by reason of any reference in any such Section or applicable subordination provisions to any other provision herein or in any other document, but the remainder of this Indenture and such Securities and Guarantees shall be unaffected thereby.

Section 1304  Conditions to Defeasance or Covenant Defeasance.

The following shall be the conditions to the application of Section 1302 or Section 1303 to any Securities or any series of Securities, as the case may be:

(1) The Company or the Guarantor shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee which satisfies the requirements contemplated by Section 609 and agrees to comply with the provisions of this Article applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefits of the Holders of such Securities, (A) money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, in each case sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or any such other qualifying trustee) to pay and discharge, the principal of and any premium and interest on such Securities on the respective Stated Maturities, in accordance with the terms of this Indenture and such Securities. As used herein, “U.S. Government Obligation” means (x) any security which is (i) a direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case (i) or (ii), is not callable or redeemable at the option of the issuer thereof, and (y) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any U.S. Government Obligation which is specified in Clause (x) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any U.S. Government Obligation which is so specified and held, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt.

(2) In the event of an election to have Section 1302 apply to any Securities or any series of Securities, as the case may be, the Company or the Guarantor shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Company or the Guarantor has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this instrument, there has been a change in the applicable Federal income tax law, in either case (A) or (B) to the effect that, and based thereon such opinion shall confirm that, the Holders of such Securities will not recognize gain or loss for Federal income tax purposes as a result of the deposit, Defeasance and discharge to be effected with respect to such Securities and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, Defeasance and discharge were not to occur.

(3) In the event of an election to have Section 1303 apply to any Securities or any series of Securities, as the case may be, the Company or the Guarantor shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Securities will not recognize gain or loss for Federal income tax purposes as a result of the deposit and Covenant Defeasance to be effected with respect to such Securities and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and Covenant Defeasance were not to occur.

(4) The Company or the Guarantor shall have delivered to the Trustee an Officers’ Certificate to the effect that neither such Securities nor any other Securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit.

(5) No event which is, or after notice or lapse of time or both would become, an Event of Default with respect to such Securities or any other Securities shall have occurred and be continuing at the time of such deposit or, with regard to any such event specified in Sections 501(6) and (7), at any time on or prior to the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 91st day).

(6) The Company or the Guarantor shall have delivered to the Trustee either an Opinion of Counsel of Canadian counsel or a ruling from Canada Revenue Agency to the effect that the Holders of such Securities will not recognize income, gain or loss for Canadian federal or provincial income tax or other tax purpose as a result of such Defeasance or Covenant Defeasance, as the case may be, and will be subject to Canadian federal or provincial income tax and other tax on the same amounts, in the same manner and at the same times as would have been the case had such Defeasance or Covenant Defeasance, as the case may be, not occurred (and for the purposes of such opinion, such Canadian counsel shall assume that Holders of such Securities include Holders who are not resident in Canada).

(7) The Guarantor is not an “insolvent person” within the meaning of the Bankruptcy and Insolvency Act (Canada) on the date of such deposit or at any time during the period ending on the 90th day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

(8) Such Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming all Securities are in default within the meaning of such Act).

(9) Such Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which either of the Company or the Guarantor is a party or by which it is bound.

(10) Such Defeasance or Covenant Defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act unless such trust shall be registered under such Act or exempt from registration thereunder.

(11) The Company or the Guarantor shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such Defeasance or Covenant Defeasance have been complied with.

Section 1305  Deposited Money and U.S. Government Obligations to Be Held in Trust; Miscellaneous Provisions.

Subject to the provisions of the last paragraph of Section 1003, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee or other qualifying trustee (solely for purposes of this Section and Section 1306, the Trustee and any such other trustee are referred to collectively as the “Trustee”) pursuant to Section 1304 in respect of any Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any such Paying Agent (including the Company or the Guarantor acting as Paying Agent) as the Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon in respect of principal and any premium and interest, but money so held in trust need not be segregated from other funds except to the extent required by law. Money and U.S. Government Obligations so held in trust for the benefit of Securities or Guarantees thereof subordinated to other obligations of the Company or the Guarantor, as the case may be, pursuant to Section 301(19) shall not be subject to the provisions of this Indenture with respect to the subordination of such Securities or Guarantees.

The Company and the Guarantor jointly and severally shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 1304 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Outstanding Securities.

Anything in this Article to the contrary notwithstanding, the Trustee shall deliver or pay to the Company or the Guarantor from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in Section 1304 with respect to any Securities which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect the Defeasance or Covenant Defeasance, as the case may be, with respect to such Securities.

Section 1306  Reinstatement.

If the Trustee or the Paying Agent is unable to apply any money in accordance with this Article with respect to any Securities by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations under this Indenture and such Securities from which the Company and the Guarantor have been discharged or released pursuant to Section 1302 or 1303 shall be revived and reinstated as though no deposit had occurred pursuant to this Article with respect to such Securities, until such time as the Trustee or Paying Agent is permitted to apply all money held in trust pursuant to Section 1305 with respect to such Securities in accordance with this Article; provided, however, that if either of the Company or the Guarantor makes any payment of principal of or any premium or interest on any such Security following such reinstatement of its obligations, the Company or the Guarantor, as the case may be, shall be subrogated to the rights (if any) of the Holders of such Securities to receive such payment from the money so held in trust.

ARTICLE FOURTEEN

Guarantee

Section 1401  Guarantee.

The Guarantor hereby fully and unconditionally guarantees to each Holder of a Security of each series authenticated and delivered by the Trustee and to the Trustee the due and prompt payment of the principal of (and premium, if any) and interest on such Security and the due and prompt payment of any sinking fund payments provided for pursuant to the terms of such Security, when and as the same shall become due and payable, whether at the Stated Maturity, by declaration of acceleration, call for redemption or otherwise, according to the terms of such Security and of this Indenture. In case of the failure of the Company punctually to make any such principal, premium, interest or sinking fund payment, the Guarantor hereby agrees to cause any such payment to be made promptly when and as the same shall become due and payable, whether at the Stated Maturity, by declaration of acceleration, call for redemption or otherwise, and as if such payment were made by the Company.

The Guarantor hereby agrees that its obligations hereunder shall be as if it were principal debtor and not merely surety, and shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of any Security of any series or this Indenture, any failure to enforce the provisions of any Security of any series or this Indenture, or any waiver, modification or indulgence granted to the Company with respect thereto, by the Holder of any Security of any series or the Trustee, or any other circumstance which may otherwise constitute a legal or equitable discharge of a surety or guarantor; provided, however, that, notwithstanding the foregoing, no such waiver, modification or indulgence shall, without the consent of the Guarantor, increase the principal amount of a Security or the interest rate thereon or increase any premium payable upon redemption thereof. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to any Security or the indebtedness evidenced thereby or with respect to any sinking fund payment required pursuant to the terms of a Security issued under this Indenture and all demands whatsoever, and covenants that this Guarantee will not be discharged with respect to any Security except by payment in full of the principal of (and premium, if any) and interest on such Security. The Guarantees shall constitute guarantees of payment and not of collection.

The Guarantor also agrees to pay any and all reasonable costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Section 1401.

Section 1402  Subrogation; Acceleration.

The Guarantor shall be subrogated to all rights of the Holder of a Security against the Company in respect of any amounts paid to such Holder by the Guarantor pursuant to the provisions of this Guarantee; provided, however, that the Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until the principal of (and premium, if any) and interest on all Securities of the relevant series shall have been paid in full. The Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in

Section 502 for the purposes of its Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Section 502, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purposes of this Section 1402.

Section 1403  Execution and Delivery of Guarantees.

To evidence its guarantee set forth in Section 1401, the Guarantor hereby agrees to execute the Guarantee in a form set forth in Section 206 or established pursuant to Section 201 and 301, to be endorsed on each Security authenticated and delivered by the Trustee. Each such Guarantee shall be executed on behalf of the Guarantor by any two of its officers having the title of President, Vice President (including any Executive, Group or other Vice President), Treasurer, Secretary or Assistant Secretary. The signature of any of these officers on the Guarantees may be manual or facsimile.

Guarantees bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Guarantor shall bind the Guarantor, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Guarantees or did not hold such offices at the date of such Guarantees.

The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee endorsed thereon on behalf of the Guarantor.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

In Witness Whereof, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

ENBRIDGE FINANCE COMPANY INC.

By:
Name:

Title:

By:
Name:

Title:

ENBRIDGE INC.

By:
Name:

Title:

By:
Name:

Title:

COMPUTERSHARE TRUST COMPANY OF CANADA

By:
Name:

Title:

By:
Name:

Title:

ANNEX A

1. Indenture, dated as of February 25, 2005, between the Guarantor and Deutsche Bank Trust Company Americas.

2. Indenture, dated as of June 20, 2007, between Enbridge (US) Inc., the Guarantor and Deutsche Bank Trust Company Americas.